UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

BUCKEYE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14030	62-1518973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 320-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7. REGULATION FD.

Item 7.01. Regulation FD Disclosure.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SECTION 8. OTHER EVENTS

Item 8.01. Other Events

On August 22, 2013, Buckeye Technologies Inc. (“Buckeye”) issued a press release announcing that the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice have granted termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), for the previously announced proposed acquisition by merger (the “Merger”) of Buckeye by GP Cellulose Group LLC, an indirect wholly-owned subsidiary of Georgia-Pacific LLC. The Merger is expected to close on August 23, 2013, subject to customary closing conditions. A copy of the press release is attached as exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of Buckeye Technologies Inc. dated August 22, 2013 (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

Date: August 22, 2013	By:	/s/ Sheila Jordan Cunningham
Sheila Jordan Cunningham
Senior Vice President, General Counsel and Secretary